Exhibit 3.18

ARTICLES OF ORGANIZATION OF MARACAY THUNDERBIRD, L.L.C.

Pursuant to the Arizona Limited Liability Company Act, Chapter 4 of Title 29, Arizona Revised Statutes (the “Act”), the undersigned adopts the following Articles of Organization for such limited liability company:

FIRST:	The name of the limited liability company is Maracay Thunderbird, L.L.C.

SECOND:	The address of the registered office of the limited liability company is 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

THIRD:	The name and business address of the agent for service of process are Jeffrey J. Andersen, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

FOURTH:	Management of the limited liability company is vested in a manager or managers.

FIFTH:	The name and business address of the sole manager of the limited liability company at the time of its formation are Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

SIXTH:	The name and business address of the sole member of the limited liability company at the time of its formation are Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization of Maracay Thunderbird, L.L.C. this 6th day of May, 2004.

/s/ Jeffrey J. Andersen
Jeffrey J. Andersen

CONSENT OF STATUTORY AGENT

Jeffrey J. Andersen, having been designated to act as statutory agent of Maracay Thunderbird, L.L.C., hereby consents to act in that capacity until removed or until resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Jeffrey J. Andersen
Jeffrey J. Andersen

COMMISSIONERS MARC SPITZER - Chairman WILLIAM A. MUNDELL JEFF HATCH-MILLER MIKE GLEASON KRISTIN K. MAYES	ARIZONA CORPORATION COMMISSION	BRIAN C. MCNEIL Executive Secretary JOANNE C. MACDONNELL Director, Corporations Division

May 21, 2004

DAVID HINNANT

SNELL & WILMER LLP

ONE ARIZONA CENTER

PHOENIX, AZ 85004-2202

RE: MARACAY THUNDERBIRD, L.L.C.

File Number: L-1131803-4

We are pleased to notify you that your Articles of Organization were filed on May 6, 2004.

You must publish a notice of the filing of your Articles of Organization OR alternatively, you may publish the Articles of Organization in their entirety. The publication must be in a newspaper of general circulation in the county of the known place of business, in Arizona as filed with the Commission, for three (3) consecutive publications. A list of acceptable newspapers in each county is attached and is also posted on the Commission web site www.cc.state.az.us/corp.

For your convenience we have provided a Notice of Publication form. Please complete this form, in its entirety, and submit to an appropriate newspaper of your choice. An affidavit from the newspaper, evidencing such publication, must be delivered to the Commission for filing WITHIN NINETY (90) DAYS from the date of this letter.

The Commission strongly recommends that you periodically check Commission records regarding the corporation. The Commission web site www.cc.state.az.us/corp contains information specific to each Limited Liability Company of record and is a good general source of information.

If you have any questions or need further information, please contact us at (602) 542-3135 in Phoenix, (520) 628-6560 in Tucson, or Toll Free (Arizona residents only) at 1-800-345-5819.

Sincerely,

JEANETTE POTTS
Examiner
Corporations Division

LL: 13
Rev: 01/2003

1300 WEST WASHINGTON, PHOENIX, ARIZONA 65097-2929 / 400 WEST CONGRESS STREET, TUCSON, ARIZONA 65701-1347

www.cc.state.az.us - 602-542-3135

AZ Corp. Commission
02780196

AZ CORPORATION COMMISSION
FILED

MAY 12 2009

FILE NO. L1131803-4

1. The name of the limited liability company is:

   Maracay Thunderbird, L.L.C.

Dated this 29 day of April, 2009.

Signature: Vicki A. Merrick

Check One: ☐ Member ☒ Manager

LL:0022
Rev: 10/2008
AZ068 - 10/31/2008 C T System Online

Page 2 of 3

Arizona Corporation Commission
Corporations Division

ARTICLES OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1. The name of the limited liability company is:
Maracay Thunderbird, L.L.C..
2. Attached hereto as Exhibit A is the text of the amendment.
Dated this 29 day of April, 2009.
Signature: Vicki A. Merrick
Print Name: Vicki A. Merrick, Assistant Secretary, Maracay Homes Arizona 1 LLC
Check One: ☐ Member ☒ Manager
DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
Page 2 of 3 Arizona Corporation Commission Corporations Division

EXHIBIT A

Article 5 of the Articles of Organization is amended in its entirety to read as follows:

5.	The name and address of the sole Manager of the Company are:

Maracay Homes, L.L.C.

15160 North Hayden Road

Suite 200

Scottsdale AZ 85260

The name and address of the only member who owns twenty percent (20%) or greater interest in the capital or profits of the limited liability company are:

Maracay Homes, L.L.C.

15160 North Hayden Road

Suite 200

Scottsdale AZ 85260